Exhibit 10.1

Form of Letter Agreement for
Directors, Officers and Initial Security Holders

[Date]

BBV Vietnam S.E.A. Acquisition Corp.
40 Woodland Street
Hartford, Connecticut 06105
Attention of Eric M. Zachs, President

Ladenburg Thalmann & Co. Inc.
153 East 53rd Street, 49th Floor
New York, New York 10022
Attention of [__________]

Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, New York 10004
Attention of [__________]

Re:  Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement entered into by and among BBV Vietnam S.E.A. Acquisition Corp., a Marshall Islands Corporation (the “Company”), on the one hand, and Ladenburg Thalmann & Co. Inc. and Chardan Capital Markets, LLC, as co-lead managing underwriters (the “Representatives”), relating to an underwritten initial public offering (the “IPO”) of 4,500,000 of the Company’s units (5,175,000 if the over-allotment is exercised in full) (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock. The Units sold in the IPO will be registered pursuant to a Registration Statement on Form S-1 and prospectus filed by the Company with the Securities and Exchange Commission. Certain capitalized terms used herein are defined in paragraph [12] hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.  If the Company solicits approval of its shareholders of a Business Combination, and/or the Extended Period, the undersigned will vote all Insider Shares owned by him or her in accordance with the majority of the votes cast by the holders of the IPO Shares and will vote all shares of Common Stock of the Company acquired by him or her in the IPO or aftermarket in favor of any Business Combination negotiated by the officers of the Company and the Extended Period.

2.  In the event that the Company fails to consummate a Business Combination within 18 months from the closing date of the IPO (the “IPO Closing Date”) and no letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period, or within 24 months from the IPO Closing Date, if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period, or within 36 months from the IPO Closing Date, if so extended upon approval by the shareholders, the undersigned shall take all such action reasonably within his or her power as is necessary to dissolve the Company and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares (“Claim”) and will not seek recourse against the Trust Account for any reason whatsoever.

3.  [In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company jointly and severally with [Robert H.J. Lee/Eric M. Zachs], against any and all loss, liability, claims, damage and expense whatsoever to which the Company may become subject as a result of any claim by any third party, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account and only if such third party has not executed a valid and enforceable agreement waiving claims against the Trust Account. If the remaining assets outside the Trust Account are insufficient to pay the costs of liquidation, the undersigned agrees to advance to the Company the funds necessary to complete such liquidation and agrees not to seek repayment for such expenses. The foregoing section is not for the benefit of any third party beneficiaries of the Company and does not create any contract right in favor of any person other than the Company.](1)

4.  [In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees (i) not to become an officer, director or principal shareholder of a blank check company with a focus on potential acquisition targets in the Socialist Republic of Vietnam or Asia and (ii) to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have as of the date hereof. For the purposes hereof, a suitable opportunity shall mean any company or business having its primary operations in the Socialist Republic of Vietnam and Asia whose fair market value is at least equal to $28.8 million. The information relating to the undersigned contained in the “Conflicts of Interest” section of the Registration Statement is true and accurate in all respects, and does not omit any material information with respect to the undersigned’s fiduciary or contractual obligations.

The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company could be irreparably injured in the event of a breach by the undersigned of his obligations under this paragraph 4, monetary damages may not be an adequate remedy for such breach and (ii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.](2)

5.  Prior to a Business Combination, neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company. Notwithstanding the foregoing to the contrary, the undersigned shall be entitled to reimbursement from the Company for his or her out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination [and commencing on the Effective Date, Bantry Bay Ventures-Asia, LLC, an affiliate of the Company’s officers, certain of its directors and its special advisor (the “Related Party”), shall be allowed to charge the Company $7,500 per month to compensate it for the Company’s use of the Related Party’s office space and certain technology and administrative and secretarial services.](3)

(1) Applicable only to Eric M. Zachs and Robert H.J. Lee.
(2) Applicable only to offices and directors.
(3) Applicable only to Eric M. Zachs, Eliezer R. Katz, Nguyen Thi Quynh Anh and Robert H.J. Lee.

6.  To the extent that the underwriters do not exercise their over-allotment option to purchase an additional 675,000 Units of the Company, the undersigned agrees that he or she shall return to the Company for cancellation, at no cost, the number of Insider Shares held by the undersigned determined by multiplying [the number of shares held by the insider] by a fraction, (i) the numerator of which is 675,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 675,000.

7.  [Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination. - To be confirmed by the Company]

8.  (a) For a period of time commencing from the date hereof and ending, in the case of Insider Shares, on the first anniversary of the consummation of the Business Combination (“Insider Share Lock-Up Period”) and, in the case of the Placement Warrants, sixty days after the consummation of the Business Combination (the “Placement Warrant Lock-Up Period”) (together with the Insider Share Lock-Up Period collectively the “Lock-Up Period”), the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to any Insider Shares, Placement Warrants, the Common Stock issuable upon exercise of the Placement Warrants or any securities convertible into or exercisable or exchangeable for the Insider Shares or Placement Warrants or other rights to purchase Common Stock or any such securities (the “Offering Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Offering Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

            (b) Notwithstanding the foregoing, the undersigned may transfer his or her Insider Shares, the Placement Warrants, or shares of Common Stock issuable upon exercise of the Placement Warrants to (a) family members and trusts of permitted assignees for estate planning purposes, (b) a person who becomes the transferee by virtue of the laws of descent and distribution upon death or (c) officers, directors and employees of the Company, or their affiliates, in each case where the transferee agrees to the terms of this Agreement including, Section 1 and this Section [8].

            (c) The undersigned agrees that, after the applicable Lock-Up Period has elapsed, the Offering Securities shall only be transferable or saleable pursuant to a sale registered under the Securities Act of 1933, as amended, (the “Securities Act”) or pursuant to an available exemption from registration under the Securities Act.

9.  (a)     The undersigned agrees to be the [Chairman of the Board of Directors](4) [President and Director](5) [Vice President and Director](6) [Director](7) [Special Advisor](8) of the Company and not resign from his or her position until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, provided, however, that the undersigned is not obligated to contribute a minimum number of hours per week to the Company’s business or operations. The undersigned’s biographical information furnished to the Company and the Representatives, and attached hereto as Exhibit A, is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act . The undersigned’s completed Questionnaire furnished to the Company and the Representatives is true and accurate in all respects.

(4) Applicable only to Robert H.J. Lee.
(5) Applicable only to Eric M. Zachs.
(6) Applicable only to Nguyn Thi Quyn Anh.
(7) Applicable only to Main Anh and Tien Dzung Nguyen.
(8) Applicable only to Eliezer R. Katz.

(b) The undersigned represents and warrants that:

(i) No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;

(ii) The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(1) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(c) The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (b)(iii) above, or to be associated with persons engaged in any such activity;

(d) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; and

(e) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

10.  The undersigned has full right and power, without violating any agreement by which he or she is bound, to enter into this letter agreement and to serve as [Chairman of the Board of Directors](9) [President and Director](10) [Vice President and Director](11) [Director](12) [Special Advisor](13) of the Company.

11.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representatives and their legal representatives or agents (including any investigative search firm retained by the Representatives) any information they may have about the undersigned’s background and finances (“Information”). Neither the Representatives nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

12.  This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him or her arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

13.  As used herein, (i) a “Business Combination” shall mean an acquisition, or acquisition of control, by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination of one or more operating businesses that has its primary operating facilities located in the Socialist Republic of Vietnam or Asia; (ii) “Insiders” shall mean all officers, directors and security holders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Trust Account” shall mean the trust account established by the Company immediately prior to the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is to be deposited; (vi) “Extended Period” shall mean the extension, upon shareholder approval, of the period of time during which the Company may complete a Business Combination from 24 months to 36 months, if the Company anticipates that it may not consummate a Business Combination within 24 months, if a letter of intent or definitive agreement with respect to a business combination has been entered into within 18 months; (vii) “Placement Warrant” shall mean the warrants purchased by certain of the Insiders in a private placement immediately prior to the consummation of the IPO; and (viii) “Public Shareholders” shall mean the shareholders that purchased shares of the Company’s Common Stock, that form a part of the Units, in the IPO.

(9) Applicable only to Robert H.J. Lee.
(10) Applicable only to Eric M. Zachs.
(22) Applicable only to Nguyn Thi Quyn Anh.
(32) Applicable only to Main Anh and Tien Dzung Nguyen.
(33) Applicable only to Eliezer R. Katz.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date first written above.

BBV VIETNAM S.E.A. ACQUISITION CORP.

  By: ______________________________________________
    Name:
Title:

______________________________________________
Name of Insider:

EXHIBIT A

[Insider biographical information]